Exhibit (d)(xxxii)

April 29, 2022

William Blair Investment Management, LLC

150 North Riverside Plaza

Chicago, IL 60606

Re:	Management Agreement with William Blair Funds dated

December 15, 1999 (the “Management Agreement”)

Ladies and Gentlemen:

Pursuant to Section 7 of the Management Agreement, William Blair Investment Management, LLC proposes to amend the Management Agreement to reduce the management fee for the Funds below effective May 1, 2022 as follows:

FROM:	TO:
William Blair China Growth Fund
1.00% of average daily net assets	0.94% of average daily net assets

William Blair Emerging Markets ex China Growth Fund
1.05% of average daily net assets	0.94% of average daily net assets

William Blair Emerging Markets Growth Fund
1.10% of average daily net assets	0.94% of average daily net assets

William Blair Emerging Markets Leaders Fund
1.10% of average daily net assets	0.94% of average daily net assets

William Blair Institutional International Growth Fund
1.00% on the first $500 million of average daily net assets	0.94% of the first $1.875 billion of average daily net assets;
0.95% on the next $500 million of assets	0.90% of the next $625 million of average daily net assets;
0.90% on the next $1.5 billion of assets	0.875% of the next $2.5 billion of average daily net assets;
0.875% on the next $2.5 billion of assets	0.85% of the next $5 billion of average daily net assets;
0.85% on the next $5 billion of assets	0.825% of the next $5 billion of average daily net assets;
0.825% on the next $5 billion of assets	0.80% of average daily net assets over $15 billion
0.80% of average daily net assets over $15 billion

William Blair International Growth Fund
1.10% on the first $250 million of average daily net assets	0.94% on the first $3 billion of average daily net assets;
1.00% on the next $2.25 billion of average daily net assets	0.90% of the next $2 billion of average daily net assets;
0.975% on the next $2.5 billion of average daily net assets	0.85% of the next $5 billion of average daily net assets;
0.95% on the next $5 billion of average daily net assets	0.825% of the next $5 billion of average daily net assets;
0.925% on the next $5 billion of average daily net assets	0.80% of average daily net assets over $15 billion
0.90% of average daily net assets over $15 billion

Attached hereto is Appendix A to the Management Agreement to reflect the revised management fees.

Exhibit (d)(xxxii)

By signing below, William Blair Investment Management, LLC acknowledges that this amendment to the Management Agreement may be enforced against it.

WILLIAM BLAIR FUNDS

By:	/s/ John M. Raczek
Name: John M. Raczek Title: Treasurer, William Blair Funds

Accepted this 29th day

of April, 2022.

WILLIAM BLAIR INVESTMENT

MANAGEMENT, LLC

By:	/s/ Cissie Citardi
Name: Cissie Citardi Title: Partner

Exhibit (d)(xxxii)

APPENDIX A

MANAGEMENT FEES

William Blair China Growth Fund:

0.94% of average daily net assets

William Blair Emerging Markets Debt Fund:

0.65% of average daily net assets

William Blair Emerging Markets ex China Growth Fund:

0.94% of average daily net assets

William Blair Emerging Markets Growth Fund:

0.94% of average daily net assets

William Blair Emerging Markets Leaders Fund:

0.94% of average daily net assets

William Blair Emerging Markets Small Cap Growth Fund:

1.10% of average daily net assets

William Blair Global Leaders Fund:

0.85% of average daily net assets

William Blair Growth Fund:

0.75% of average daily net assets

William Blair Institutional International Growth Fund:

0.94% of the first $1.875 billion of average daily net assets;

0.90% of the next $625 million of average daily net assets;

0.875% of the next $2.5 billion of average daily net assets;

0.85% of the next $5 billion of average daily net assets;

0.825% of the next $5 billion of average daily net assets;

0.80% of average daily net assets over $15 billion

William Blair International Growth Fund:

0.94% on the first $3 billion of average daily net assets;

0.90% of the next $2 billion of average daily net assets;

0.85% of the next $5 billion of average daily net assets;

0.825% of the next $5 billion of average daily net assets;

0.80% of average daily net assets over $15 billion

Exhibit (d)(xxxii)

William Blair International Leaders Fund:

0.85% of average daily net assets

William Blair International Small Cap Growth Fund:

1.00% of average daily net assets

William Blair Large Cap Growth Fund:

0.60% of average daily net assets

William Blair Macro Allocation Fund:

0.80% of average daily net assets

William Blair Mid Cap Growth Fund:

0.90% of average daily net assets

William Blair Mid Cap Value Fund:

0.70% of average daily net assets

William Blair Small Cap Growth Fund:

1.10% of average daily net assets

William Blair Small Cap Value Fund:

0.75% of average daily net assets

William Blair Small-Mid Cap Core Fund:

0.90% of average daily net assets

William Blair Small-Mid Cap Growth Fund:

1.00% of average daily net assets

Exhibit (d)(xxxii)

APPENDIX B

DATE OF END OF INITIAL TERM

For the William Blair Growth Fund, the William Blair International Growth Fund, the William Blair Small Cap Value Fund, and the William Blair Short-Term Bond Fund:

April 30, 2000

For the William Blair Large Cap Growth Fund and the William Blair Small Cap Growth Fund:

April 30, 2001

For the William Blair Institutional International Growth Fund:

April 30, 2004

For the William Blair Small-Mid Cap Growth Fund:

April 30, 2005

For the William Blair Emerging Markets Growth Fund, the William Blair International Small Cap Growth Fund and the William Blair Mid Cap Growth Fund:

April 30, 2007

For the William Blair Bond Fund, the William Blair Global Leaders Fund and the William Blair Emerging Markets Leaders Fund:

April 30, 2009

For the William Blair Ultra-Short Bond Fund:

April 30, 2011

For the William Blair Emerging Markets Small Cap Growth Fund and the William Blair Macro Allocation Fund:

April 30, 2013

For the William Blair International Leaders Fund:

April 30, 2014

For the William Blair Small-Mid Cap Core Fund:

April 30, 2021

Exhibit (d)(xxxii)

For the William Blair Emerging Markets Debt Fund:

April 30, 2022

For the William Blair China Growth Fund, the William Blair Emerging Markets ex China Growth Fund and the William Blair Mid Cap Value Fund:

April 30, 2023